Exhibit 23.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of International Isotopes, Inc. for the year ended December 31, 2014 of our report dated March 30, 2015 included in its Registration Statement on Form S-8 (No. 333-121335 and No. 333-158575), and Form S-3 (No. 333-142674) relating to the financial statements for the year ended December 31, 2014 listed in the accompanying index.

Eide Bailly LLP

Salt Lake City, Utah

March 31, 2015